UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 14, 2012, Michael J. Quillen, Chairman of the Board of Directors (the “Board”) of Alpha Natural Resources, Inc. (the “Company”), provided notice to the Company that he has chosen not to stand for re-election at the Company's annual meeting of stockholders to be held on May 17, 2012 (the “Annual Meeting”) and will retire as Chairman immediately following the Annual Meeting.  Mr. Quillen’s determination not to stand for re-election did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Concurrent with the election of the slate of directors at the Annual Meeting, the Board has selected the Company's Chief Executive Officer Kevin S. Crutchfield to succeed Mr. Quillen as Chairman of the Board immediately following the Annual Meeting.

Following the Company’s receipt of Mr. Quillen’s notification and in accordance with the Company’s Amended and Restated Bylaws, the Board unanimously adopted a resolution to reduce the number of directors of the Company from ten to nine, effective upon the conclusion of the Annual Meeting.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release relating to Mr. Quillen’s determination not to stand for re-election to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated March 20, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

March 20, 2012	By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated March 20, 2012.